Exhibit 1.01
Nikola Corporation
Conflict Minerals Report
For the Year Ended December 31, 2023

I: Introduction and Company Overview
This is the conflict minerals report (“Conflict Minerals Report”) of Nikola Corporation (herein referred to as “Nikola,” “we,” or “our”) for the calendar year ended December 31, 2023 in accordance with Rule 13p-1 under the Securities and Exchange Act of 1934 (“Rule 13-p1”). Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (collectively, with gold, “3TG”).
Nikola, a leading designer and manufacturer of heavy-duty commercial fuel cell electric vehicles (“FCEV”), battery-electric vehicles ("BEV"), and energy infrastructure solutions, is paving the way as a global leader in zero-emissions transportation. Through a business model that is intended to enable corporate customers to integrate next-generation truck technology and hydrogen fueling infrastructure and maintenance, Nikola and its strategic business partners and suppliers are on a mission build a future that has a tangible positive effect on the world we live in.
We operate in two business units: Truck and Energy. The Truck business unit is developing, manufacturing and commercializing BEV and FCEV Class 8 trucks that provide environmentally friendly, cost-effective solutions to the short-haul, medium-haul, and long-haul trucking sector. The Energy business unit is focused on developing and constructing a hydrogen fueling ecosystem and providing BEV charging support to meet anticipated fuel demand for our FCEV and BEV customers, as well as other third-party customers.
During fiscal year 2019, we entered into an agreement with Iveco S.P.A , a former subsidiary of CNH Industrial, to jointly design, develop, engineer trucks, and to manufacture and sell electric and fuel cell trucks in Europe thought a joint venture called Nikola Iveco Europe GmbH. The joint venture was operative during fiscal year 2022. In June 2023, IVECO S.P.A. purchased all Nikola's assets in "Nikola Iveco Europe GmbH" - making IVECO S.P.A. the sole owner of Nikola Iveco Europe GmbH. In North America, Nikola is solely responsible for the manufacturing and sale of its zero emission trucks.
The Nikola Tre BEV and FCEV Class 8 trucks are based on the Iveco S-WAY platform and integrate Nikola electrified propulsion, technology, controls and infotainment. We redesigned the majority of the high-visibility components and body panels of the S-WAY truck and added several new interior features including a digital cockpit with an infotainment screen, instrument screen and panel, redesigned steering wheel, and new seats. The bill of material make up for the Tre BEV shares approximately 41% of its end items with Iveco’s S-WAY, while the Tre FCEV shares 27%.
BEV trucks run on a fully electric drivetrain powered by rechargeable high voltage batteries, and are designed to address the short and medium-haul market. FCEV trucks use fuel cells on-board to convert hydrogen into electricity to power the electric motors which transmit power to the wheels. The fuel cell generates electricity through a chemical reaction, supplied from on-board hydrogen tanks, and oxygen from the atmosphere. A much smaller high voltage battery power system (compared to our BEV) provides supplemental power to the drivetrain, and stores energy recovered during regenerative braking. Nikola FCEVs are designed for longer hauls and a more intense duty cycle operation.
Our Energy business unit, HYLA, is focused on establishing a comprehensive, low cost, safe, reliable, and efficient hydrogen procurement, distribution, and fueling ecosystem to support the adoption of our FCEV trucks.
• Hydrogen Fueling Ecosystem - For FCEV fueling, our Energy business unit is responsible for procuring hydrogen and distributing the hydrogen supply through the full value chain, until the fuel is dispensed into FCEV trucks.
• BEV Charging Solutions - For BEV charging needs, our strategy is to work with customers and our sales and service network to ensure customers have the appropriate charging infrastructure in place to support their adoption of our heavy-duty BEV trucks.

Solutions may include, but are not limited to: behind-the-fence at a customer location (paid for by customer), short-term mobile solutions, and public access infrastructure.
II: Management Systems and Due Diligence
Nikola is committed to improve the sustainability of its value chain and sourcing only responsibly produced materials. This includes having safe and humane working conditions and ensuring that workers are treated with respect and dignity. Nikola’s supply chain is global and we do not directly purchase 3TG from any smelter or refiners, and do not directly purchase from the Democratic Republic of the Congo (the "DRC") and its adjoining countries (the “Covered Countries”). We are often several steps downstream from the smelters and refiners and do not have a direct relationship with them. We rely on our direct suppliers to provide information on the origin of any Conflict Minerals contained in the parts supplied to us. We aim to periodically review our entire Tier 1 supplier base to determine which suppliers are likely to supply products with 3TG.
Nikola’s supply chain is a complex mix of traditional Tier 1 automotive suppliers, innovative high-tech suppliers and early-stage companies. Most of our direct suppliers also do not purchase raw materials directly from smelters or refiners and instead are downstream from those activities. Reliably determining the origin of all our suppliers’ products in this complex supply chain is difficult, but we are improving our due diligence practices, actively working with our direct suppliers in order to ensure compliance with our policies and improve information and transparency.
As an early-stage company, we are actively developing and implementing policies and processes to drive further towards our responsible sourcing goals. All of Nikola's suppliers must agree to abide by Nikola's Terms and Conditions which set forth the duties and obligations between Nikola and the supplier. The Terms and Conditions, Nikola Supplier Quality Manual, ISO and other automotive standards that Nikola has adopted and various policies enacted by Nikola from time to time, serve as the basis for ensuring integrity, ethical conduct and environmental responsibility throughout our supply chain. As part of our supplier contracts, we require compliance with our Global Restricted Materials Management Standard that requires Conflict Mineral reporting through the Compliance Data Exchange (the "CDX").
In addition to our general Terms and Conditions, we have adopted a Responsible Sourcing Policy in 2024, which is designed to ensure the above.

We also leverage the established policies and processes of our suppliers such as Iveco, that includes a Supplier Code of Conduct with a requirement to exercise due diligence in sourcing in accordance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. Other policies include, but are not limited to, a Human Rights Policy and Environmental Policy.
III: Reasonable Country of Origin Inquiry
The trucks that Nikola manufactures are highly complex; the Nikola Tre BEV contains approximately 1,300 end items while the Nikola Tre FCEV contains approximately 2,100. These end items are made up of thousands of sub-components coming from multiple suppliers. Through an analysis of our parts and the performance requirements of such, we determined that it is possible that 3TG may be found in our products.
For calendar year 2023, Nikola undertook a Reasonable Country of Origin Inquiry (“RCOI”) focused on our direct suppliers for our Truck business unit using the template developed by the Responsible Minerals Initiative (“RMI”) known as the RMI Conflict Minerals Reporting Template (“CMRT”). To distribute and manage the results of the survey, we utilized the CDX.
Nikola sent a survey notification to our direct Tier 1 suppliers which was followed up by contact from our Senior Material Compliance Engineer. The survey for the current reporting year was sent to 201 suppliers. We received a 90% response rate on conflict mineral reporting with approximately 83% of the responses being complete. Additionally, we received an 84% response rate on extended mineral reporting with a 69% approval rate of survey responses approved for reporting. We continually aim to achieve a high response rate and will continue to work with all our suppliers to improve and complete their reporting year after year.
In 2023, we allowed Tier 1 suppliers to submit information relevant to their company as a whole, which has resulted in information that may not be relevant to Nikola specific products and resulted in over-reporting. As such, we will aim to further investigate future survey responses with a focus on Nikola product specific information from our Tier 1 suppliers.
IV: Due Diligence Results
The majority of our supplier CMRT responses are at the company level and therefore do not identify the smelters and refiners used for our specific parts and components. Some information received contained inconsistent or incomplete data and where possible, we followed up with suppliers to attempt to resolve these matters.
Based on the information we received from our suppliers, we believe that, to the best of our knowledge, the smelters and refiners listed in Appendix A - 2023 Nikola Supplier Smelter List to this Conflict Minerals Report may have been used to process the 3TG contained in the products we manufactured. The preceding sentence and the information in Appendix A is provided subject to, and is qualified in its entirety by, the information contained in Part III, above.
V: Continuous Improvement Efforts to Mitigate Risk
In 2024, Nikola adopted a Responsible Sourcing Policy that is intended to further enhance our commitment to a responsible supply chain. All current Nikola suppliers were notified of the policy and all newly engaged suppliers will be notified of the policy and expectations therein. The Responsible Sourcing Policy is publicly available through our website (https://www.nikolamotor.com/legal).
Nikola intends to continue to improve the number and quality of supplier responses in our conflict mineral survey and to mitigate the risks of the necessary 3TG used in Nikola products. This is expected to include:
•Establish and refine policies (e.g., Supplier contracts, Code of Conduct, Human Rights Policy, etc.) and processes to ensure supplier knowledge of and compliance with our policies and required reporting.
•Personalize outreach including telephone calls to incomplete, inaccurate, and non-responsive suppliers to improve the quality and completeness of reporting.
• Investigate Tier 1 Supplier survey responses to determine relevance to Nikola specific products where concerning sources are listed.
•Follow up with all suppliers whose response indicated that they might have sourced from the DRC and adjoining countries, to educate them of our policies and goals, and encourage sourcing from conflict-free smelters.
•Work with relevant trade associations and others in our industry to define and improve best practices.

Forward-Looking Statements
This report may contain certain forward-looking statements within the meaning of federal securities laws with respect to Nikola, including statements relating to Nikola's future performance and milestones; Nikola's beliefs with respect to the smelters and refiners that may have been used to process the 3TG contained in the products it manufactured; Nikola's beliefs regarding overreporting; and its plans with respect to improving reporting. These forward-looking statements generally are identified by words such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Conflict Minerals Report, including but not limited to: the approval by stockholders to effect a reverse stock split; design and manufacturing changes and delays, including global shortages in parts and materials; general economic, financial, legal, regulatory, political and business conditions and changes in domestic and foreign markets; demand for and customer acceptance of Nikola’s trucks; the risk that sanctioned entities process 3TG contained in Nikola's products; the ability to obtain third-party responses for reporting and the accuracy and completeness of those responses; the ability to remove smelters or refiners from its supply chain; risks associated with manufacturing batteries and fuel-cell power modules; risks related to the rollout of Nikola’s business and the timing of expected business milestones; the effects of competition on Nikola’s future business; the availability of and need for capital; and the factors, risks and uncertainties regarding Nikola’s business described in the "Risk Factors" section of Nikola 's quarterly report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC, in addition to Nikola's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause Nikola's actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Nikola assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Appendix A - 2023 Nikola Supplier Smelter List

Metal	Smelter Name	Smelter Country	Smelter Identification
Gold	8853 S.p.A.	ITALY	CID002763
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery**	UGANDA	CID003185
Gold	Agosi AG	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Albino Mountinho Lda.	PORTUGAL	CID002760
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Caridad	MEXICO	CID000180
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	Dongwu Gold Group	CHINA	CID003663
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Gold by Gold Colombia	COLOMBIA	CID003641
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Industrial Refining Company	BELGIUM	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	MD Overseas	INDIA	CID003548
Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Nyrstar Metals	UNITED STATES	CID001313
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Rio Tinto Group	UNITED STATES	CID002914
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	CID004435
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	Sai Refinery	INDIA	CID002853
Gold	Sam Precious Metals	UNITED ARAB EMIRATES	CID003666
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Sancus ZFS (L?Orfebre, SA)	COLOMBIA	CID003529

Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	CID001605
Gold	Shandon Jin Jinyin Refining Limited	CHINA	CID001607
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA	CID001612
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA	CID002614
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA	CID001692
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Sino-Platinum Metals Co., Ltd.	CHINA	CID001745
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	TAIWAN TOTAI CO., LTD.	UNKNOWN	CID001857
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	TSK Pretech	KOREA, REPUBLIC OF	CID003195
Gold	Tai Perng	TAIWAN	CID001840
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Value Trading	BELGIUM	CID003617
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA	CID002009
Gold	WEEEREFINING	FRANCE	CID003615
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	Wuzhong Group	CHINA	CID002063
Gold	Xiamen JInbo Metal Co., Ltd.	CHINA	CID002076
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197

Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA	CID002491
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA	CID002205
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA	CID002214
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA	CID002219
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA	CID002221
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA	CID002231
Gold	Zhuzhou Smelting Group Co., Ltd	CHINA	CID002529
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Thai Minerals Co., Ltd.	VIETNAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies	SPAIN	CID003524
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Makmur Jaya	INDONESIA	CID000308
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190

Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Chofu Works	CHINA	CID002786
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL	CID000295
Tin	DS Myanmar	MYANMAR	CID003831
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA	CID000376
Tin	Dowa	JAPAN	CID000402
Tin	Dragon Silver Holdings Limited	CHINA	CID003579
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tin	Feinhutte Halsbrucke GmbH	GERMANY	CID000466
Tin	Fenix Metals	POLAND	CID000468
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA	CID002274
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxi Group Corp.	CHINA	CID000553

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guangxi Nonferrous Metals Group	CHINA	CID000626
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA	CID000628
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA	CID000720
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA	CID002635
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM	CID000835
Tin	Jiang Jia Wang Technology Co.	CHINA	CID000840
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA	CID000841
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	LIAN JING	CHINA	CID002281
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA	CID001098
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434

Tin	Materials Eco-Refining Co., Ltd.	JAPAN	CID001112
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Minchali Metal Industry Co., Ltd.	TAIWAN	CID001172
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Ming Li Jia smelt Metal Factory	CHINA	CID001177
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	CID001179
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Ney Metals and Alloys	UNITED STATES	CID001246
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	OMODEO A. E S. METALLEGHE SRL	ITALY	CID003395
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Prima Tin	INDONESIA	CID002776

Tin	PT Bangka Putra Karya	INDONESIA	CID001412
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Donna Kembara Jaya	INDONESIA	CID002473
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT HP Metals Indonesia	INDONESIA	CID001445
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Koba Tin	INDONESIA	CID001449
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Masbro Alam Stania	INDONESIA	CID003380
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460

Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin investment	INDONESIA	CID001466
Tin	PT Singkep Times Utama	INDONESIA	CID002476
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Supra Sukses Trinusa	INDONESIA	CID001476
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	PT Timah Tbk	INDONESIA	CID002772
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	PT Yinchendo Mining Industry	INDONESIA	CID001494
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rian Resources SDN. BHD.	MALAYSIA	CID003581
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	CID001606
Tin	Shangrao Xuri Smelting Factory	CHINA	CID001648
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA	CID001694
Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA	CID001731
Tin	Sigma Tin Alloy Co., Ltd.	CHINA	CID002408
Tin	Soft Metais Ltda.	BRAZIL	CID001758

Tin	Solder Court Ltd.	CHINA	CID002436
Tin	Super Ligas	BRAZIL	CID002756
Tin	Suzhou Nuonengda Chemical Co., Ltd.	CHINA	CID001822
Tin	TIN PLATING GEJIU	CHINA	CID001932
Tin	TONG LONG	CHINA	CID001943
Tin	TRATHO Metal Quimica	BRAZIL	CID003474
Tin	Taicang City Nancang Metal Material Co., Ltd.	CHINA	CID001845
Tin	Taiwan Huanliang	TAIWAN	CID001852
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	CID002834
Tin	Thailand Mine Factory	THAILAND	CID001897
Tin	Thaisarco	THAILAND	CID001898
Tin	Three green surface technology limited company	CHINA	CID001920
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA	CID001954
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIETNAM	CID002015
Tin	WUJIANG CITY LUXE TIN FACTORY	CHINA	CID002057
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	XURI	CHINA	CID002099
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA	CID002428
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA	CID002946
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA	CID002090
Tin	Yifeng Tin	CHINA	CID002121
Tin	Yiquan Manufacturing	CHINA	CID002123

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Chengo Electric Smelting Plant	CHINA	CID002162
Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA	CID002164
Tin	Yunnan Geiju Smelting Corp.	CHINA	CID002166
Tin	Yunnan Industrial Co., Ltd.	CHINA	CID002173
Tin	Yunnan Malipo Baiyi Kuangye Co.	CHINA	CID002309
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tin	Zhongshan Jinye Smelting Co.,Ltd	CHINA	CID002220
Tantalum	5D Production OU	ESTONIA	CID003926
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA	CID000059
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM	CID002705
Tantalum	CP Metals Inc.	UNITED STATES	CID003402
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	E.S.R. Electronics	UNITED STATES	CID002590
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals	UNITED STATES	CID000564
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Meta Materials	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	PowerX Ltd.	RWANDA	CID004054
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY	CID002547
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	RFH Recycling Metals Co., Ltd.	CHINA	CID003159
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Taike Technology (Suzhou) Co.,Ltd.	CHINA	CID002566
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571
Tantalum	ULVAC Inc.	JAPAN	CID002861
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA	CID003498
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA	CID003973
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502

Tungsten	Avon Specialty Metals Ltd	UNITED KINGDOM	CID002704
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	CP Metals Inc.	UNITED STATES	CID003448
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	CID004060
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA	CID002644
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA	CID003580
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	CID003978
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002493
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Kenee Mining Corporation Vietnam	VIETNAM	CID004619
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105

Tungsten	LLC Vostok	RUSSIAN FEDERATION	CID003643
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN	CID004397
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIETNAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	Nam Viet Cromit Joint Stock Company	VIETNAM	CID004034
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	OOO ?Technolom? 1	RUSSIAN FEDERATION	CID003614
Tungsten	OOO ?Technolom? 2	RUSSIAN FEDERATION	CID003612
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Plansee Composite Materials GmbH	GERMANY	CID004068
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM	CID002538
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889
Tungsten	Tungsten Diversified Industries LLC	UNITED STATES	CID002659
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM	CID003993
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA	CID002195
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	CID002236

** Certain Tier 1 suppliers reported the presence of this entity that was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control on March 17, 2022, specifically, CID003185 - African Gold Refinery. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of the supply chains and goods, we are unable to confirm this, or any, smelter or refiner is or was active in our supply chain.

Nikola is in communication with Tier 1 suppliers who listed this smelter or refiner, and intends to continue to follow-up to determine whether these suppliers are or may be sourcing from this smelter or refiner, and/or request that the suppliers seek to have this smelter or refiner removed from their supply chain. We continue to engage with our Tier 1 suppliers to improve due diligence efforts and transparency.